EXHIBIT 99.4

                          THIRD MODIFICATION AGREEMENT

     THIS THIRD MODIFICATION AGREEMENT ("Agreement"), dated as of the 20th day of March, 2000, is made by, between and among METRO INFORMATION SERVICES, INC., a Virginia corporation ("Borrower"), METRO INFORMATION SERVICES OF NORTHERN CALIFORNIA, INC., a Virginia corporation ("Metro NC"), METRO INFORMATION SERVICES OF LOS ANGELES, INC., a Virginia corporation ("Metro LA"), METRO INFORMATION SERVICES OF ORANGE COUNTY, INC., a Virginia corporation ("Metro OC"), METRO INFORMATION SERVICES OF PENNSYLVANIA, INC. a Virginia corporation ("Metro PA"), METRO INFORMATION SERVICES-ATS, INC., a Virginia corporation ("Metro ATS"), ACUITY TECHNOLOGY SERVICES, LLC, a Virginia limited liability company ("Acuity LLC") (Metro NC, Metro LA, Metro OC, Metro PA, Metro ATS and Acuity LLC are sometimes hereinafter individually referred to as "Guarantor" and collectively referred to as "Guarantors"), BANK OF AMERICA, N.A. d/b/a NationsBank, N.A., successor to NationsBank, N.A. ("Bank of America"), CRESTAR BANK ("Crestar"), FIRST UNION NATIONAL BANK ("First Union") and Wachovia Bank, N.A. ("Wachovia") (Bank of America, Crestar, First Union and Wachovia are sometimes hereinafter individually referred to as a "Lender" and collectively referred to as "Lenders").

                                R E C I T A L S:

     A. Borrower, Bank of America, Crestar, First Union and Wachovia are parties to a Credit Agreement, dated June 20, 1997, as modified by a First Modification Agreement dated as of January 15, 1999 and by a Second Modification and Joinder Agreement dated as of August 25, 1999 (collectively, the "Credit Agreement"), pursuant to which Bank of America, Crestar and First Union have each provided Borrower with a line of credit facility in the amount of $35,000,000 and Wachovia has provided Borrower with a line of credit facility in the amount of $20,000,000.

     B. Borrower has requested, and each Lender has agreed, to modify the covenants contained in Section 6.13 of the Credit Agreement on the terms and subject to the conditions set forth in this Agreement and the Credit Agreement.

     C. Each Guarantor is a wholly owned subsidiary of Borrower, or a remote subsidiary of Borrower, and has unconditionally guaranteed payment of the Obligations of Borrower under the Credit Agreement. Guarantors join in this Agreement to evidence their consent to the modification to the Loan Documents set forth in this Agreement.

     NOW, THEREFORE, in consideration of the mutual promises contained in this Agreement and the Credit Agreement, and for other good and valuable consideration, the parties stipulate and agree as follows:

         1. DEFINITIONS. Unless the context otherwise requires, terms used in this Agreement will have the same meanings and definitions as set forth in the Credit Agreement.

         2. MODIFICATIONS TO LOAN DOCUMENTS. The Loan Documents are modified and amended as follows:

                  2.1. Section 6.13(a) of the Credit Agreement is deleted and the following substituted in lieu thereof:

                  (a) MAXIMUM FUNDED DEBT TO CAPITALIZATION RATIO. Borrower's Funded Debt to Capitalization Ratio shall be no greater than (i) 65% during the calendar year 2000, (ii) 60% during the calendar year 2001, (iii) 55% during the calendar year 2002 and (iv) 50% at all times after December 31, 2002. The Quarterly Statements delivered pursuant to paragraph 6.1(a) as of such testing dates (as well as Fiscal Year End Statements when a testing date is at Borrower's Fiscal Year End) must reflect compliance with this covenant.

                  2.2. Section 6.13(d) of the Credit Agreement is deleted and the following substituted in lieu thereof:

                  (a) MAXIMUM FUNDED DEBT TO EBITDA. Borrower's Funded Debt to EBITDA Ratio, which shall be tested on a rolling twelve (12) month basis, shall not be greater than
                           (i) 4.0 to 1.0 through September 30, 2001 and (ii)
                           3.0 to 1.0 for all testing periods thereafter. The Quarterly Statements delivered pursuant to paragraph 6.1(a) as of such testing dates (as well as Fiscal Year End Statements when a testing date is a Borrower's Fiscal Year End) must reflect compliance with this covenant.

                  2.3. Schedule 1.1 attached to the Credit Agreement is deleted and replacement Schedule 1.1 attached to this Agreement as EXHIBIT A is substituted in lieu thereof.

                  2.4. Schedule 2.2 attached as Exhibit B to the Second Modification and Joinder Agreement is deleted and replacement Schedule
         2.2 attached to this Agreement as EXHIBIT B is substituted in lieu thereof.

         3. CONDITIONS TO EFFECTIVENESS. This Agreement is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the Credit Agreement or any other Loan Documents. This Agreement shall become effective on the date (the "Modification Agreement Effective Date") when each of the following conditions have been satisfied by Borrower and Guarantors or waived by the Lenders:

                  3.1. Borrower, Guarantors and each Lender shall have signed a counterpart of this Agreement (whether the same or different counterparts); and

                  3.2. The Lenders shall have received a Certificate from the Borrower in the form prescribed pursuant to Section 4.1(c) of the Credit Agreement.

         4. FURTHER ASSURANCES. Borrower and Guarantors will execute and deliver, or cause to be executed and delivered, and do or make, or cause to be done or made, on the reasonable request of any Lender, any and all instruments, documents, acts or things, supplemental, confirmatory or otherwise, for the purpose of effecting the modifications to the Loan Documents described in this Agreement.

         5. CONFLICT BETWEEN DOCUMENTS; RATIFICATION. If there is any conflict between the terms and conditions of this Agreement and any one or more of the terms and conditions of any other Loan Document, the terms and conditions of this Agreement will supercede and control. Except as modified by the provisions of this Agreement, the Borrower and each Lender hereby ratifies and reaffirms all of the provisions of the Loan Documents.

         6. MULTIPLE COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which taken together will constitute one and the same agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart.

         7. GOVERNING LAW. This Agreement has been prepared, is being executed and delivered, and is intended to be performed in the Commonwealth of Virginia. The substantive laws of such state and the applicable federal laws of the United States of America will govern the validity, construction, enforcement and interpretation of this Agreement and all of the other Loan Documents.

         8. GUARANTORS' CONSENT. Each Guarantor consents to the modifications to the Loan Documents set forth in this Agreement. The Guarantors ratify and affirm all their obligations under their respective guarantees as modified by this Agreement. By executing and delivering this Agreement, each Guarantor agrees that all Obligations (including, without limitation, the additional Loans which may be incurred pursuant to the maximum Commitments) shall be fully guaranteed pursuant to the Guaranty to which each is a party in accordance with the terms and provisions thereof, and shall be fully secured pursuant to each Guarantor's respective Security Agreement.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first above written.

                          [Signatures begin on Page 4]

                                   METRO INFORMATION SERVICES, INC.

                                   By:       /s/ ROBERT J. EVELEIGH
                                          -------------------------------------
                                            Robert J. Eveleigh,
                                            Vice President and Chief
                                            Financial Officer

                                   METRO INFORMATION SERVICES OF LOS ANGELES,
                                   INC.

                                   By:       /s/ ROBERT J. EVELEIGH
                                          -------------------------------------
                                            Robert J. Eveleigh,
                                            Secretary and Treasurer

                                   METRO INFORMATION SERVICES OF NORTHERN
                                   CALIFORNIA, INC.

                                   By:       /s/ ROBERT J. EVELEIGH
                                          -------------------------------------
                                            Robert J. Eveleigh,
                                            Secretary and Treasurer

                                   METRO INFORMATION SERVICES OF ORANGE COUNTY,
                                   INC.

                                   By:       /s/ ROBERT J. EVELEIGH
                                          -------------------------------------
                                            Robert J. Eveleigh,
                                            Secretary and Treasurer

                                   METRO INFORMATION SERVICES OF PENNSYLVANIA,
                                   INC.

                                   By:       /s/ ROBERT J. EVELEIGH
                                          -------------------------------------
                                            Robert J. Eveleigh,
                                            Secretary and Treasurer

                                   METRO INFORMATION SERVICES-ATS, INC.

                                   By:       /s/ ROBERT J. EVELEIGH
                                          -------------------------------------
                                            Robert J. Eveleigh,
                                            Secretary and Treasurer

                                   ACUITY TECHNOLOGY SERVICES, LLC

                                   By:       /s/ ROBERT J. EVELEIGH
                                          -------------------------------------
                                            Robert J. Eveleigh,
                                            Secretary and Treasurer

                                   BANK OF AMERICA, N.A.
                                   d/b/a NationsBank, N.A.,
                                   successor to NationsBank, N.A.

                                   By:       /s/ NANCY A. OLD
                                          -------------------------------------
                                            Nancy A. Old,
                                            Vice President

                                   CRESTAR BANK

                                   By:       /s/ JOEL S. RHEW
                                          -------------------------------------
                                            Joel S. Rhew,
                                            Senior Vice President

                                   FIRST UNION NATIONAL BANK

                                   By:      /s/ SALLY H. BRYSON
                                          -------------------------------------
                                   Title:   VICE PRESIDENT
                                   Print Name:   SALLY H. BRYSON

                                   WACHOVIA BANK, N.A.

                                   By:       /s/ CHARNETTE W. SIMMONS
                                          -------------------------------------
                                            Charnette W. Simmons,
                                            Senior Vice President

                                    EXHIBIT A

                                  SCHEDULE 1.1

                          GRID PERFORMANCE MODEL ("GPM")

            FUNDED DEBT
            TO EARNINGS                                  APPLICABLE SPREAD
               RATIO                                          COMPONENT
------------------------------------------       --------------------------------
GREATER THAN 3.5 LESS THAN OR EQUAL TO 4.0                    165 bps*

GREATER THAN 3.0 LESS THAN OR EQUAL TO 3.5                    115 bps**

GREATER THAN 2.5 LESS THAN OR EQUAL TO 3.0                     90 bps

GREATER THAN 1.5 LESS THAN OR EQUAL TO 2.5                     70 bps

 GREATER THAN .5 LESS THAN OR EQUAL TO 1.5                     50 bps

       LESS THAN OR EQUAL TO.5                                 35 bps



*If the Funded Debt to EBITDA Ratio exceeds 4.0 on or before September 30, 2001, then the Default Rate shall apply.

**If the Funded Debt to EBITDA Ratio exceeds 3.0 after September 30, 2001, then the Default Rate shall apply.

                                    EXHIBIT B

                                  SCHEDULE 2.2

                             UNUSED COMMITMENT FEES

    FUNDED DEBT
     TO EBITDA                                                             BANK OF
       RATIO                   FIRST UNION            CRESTAR              AMERICA               WACHOVIA
-------------------          ----------------     ---------------      ---------------        ---------------
 GREATER THAN 3.5                 .38                  .38                  .38                    .38

     3.0-3.5                      .38                  .38                  .38                    .38

     2.5-3.0                      .3125                .3125                .3125                  .3125

     1.5-2.5                      .2500                .2500                .2500                  .2500

      .5-1.5                      .1875                .1875                .1875                  .1875

   LESS THAN .5                   .1875                .125                 .125                   .125



The "Unused Commitment" amount for purposes of determining the Unused Commitment fee for any Fiscal Quarter shall be equal to the amount of each Lender's total Commitment, minus the average daily amounts of the Loan actually outstanding during such Fiscal Quarter just ended or calendar month, as the case may be.